UNITED STATES
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SCHEDULE 14A
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Medidata Solutions, Inc. circulated the following FAQ to its employees on June 21, 2019.

Medidata and Dassault Systèmes
Equity & ESPP FAQ

This Equity & ESPP FAQ addresses the treatment of Medidata equity awards and the Medidata ESPP in connection with the Merger (as defined below).  You will receive more information at a later stage regarding possible post-closing equity awards.  This Equity & ESPP FAQ is only a summary of the treatment of the Medidata equity awards and the Medidata ESPP in connection with the Merger and is qualified by the definitive transaction documents.  For those equity award holders who are outside of the United States, to the extent that Dassault Systèmes Restricted Stock Units may not be issued in compliance with any applicable securities laws, you will receive an amount in cash or a new award of economically equivalent value and, if applicable, subject to the same vesting schedule as you would have received if you had been granted a Dassault Systèmes Restricted Stock Unit in accordance with the terms of the merger agreement (and as described below).

Q. What will happen when the Merger is completed?

A.
When the acquisition of Medidata by Dassault Systèmes (the “Merger”) is completed, Medidata will become a wholly owned subsidiary of Dassault Systèmes. As a result of the Merger, Medidata will cease to be a publicly traded corporation and all outstanding shares of Medidata stock will be cancelled and converted into the right to receive $92.25 per share in cash (the “Merger Consideration”). Upon completion of the Merger, employees holding vested stock and stock options (whether vested or unvested) will have the right to receive the Merger Consideration. Unvested equity held by employees will be converted to Dassault Systèmes restricted stock units.

As a result of the Merger, Medidata’s options, performance stock units, restricted stock awards and restricted stock units that are outstanding immediately prior to the closing of the Merger will be treated as follows:

Options: each outstanding stock option (whether or not vested) will be cancelled and converted into the right to receive an amount in cash (without interest and subject to withholding tax deduction) equal to the product of (1) the total number of shares of common stock then covered by such stock option multiplied by (2) the difference between $92.25 per share and the option exercise price per share, to be paid (less any applicable withholding taxes) within two business days following the closing of the Merger (the “Closing”).

Example #1: I have 100 vested options at the same option exercise price of $40.

Calculation: # of unvested/vested options x ($92.25 - option exercise price)

100 options x ($92.25 - $40.00) = $5,225

Example #2: I have 100 vested options at the same option exercise price of $40. I also have 200 unvested options at an exercise price of $65.

Calculation: # of unvested/vested options x ($92.25 - option exercise price)

Vested: 100 options x ($92.25 - $40.00) = $5,225
Unvested: 200 options x ($92.25 - $65.00) = $5,450

Total = $10,675

Unvested RSAs/RSUs: All unvested RSA/RSUs will be converted into Dassault Systèmes Restricted Stock Units with substantially the same terms and conditions, including the remaining term and vesting schedule. For those unvested RSAs that are converted into Dassault Systèmes Restricted Stock Units, the converted awards will continue to accrue dividends and the terms applicable to the awards will be modified to the extent necessary to reflect the change from a RSA to a RSU. Unvested Medidata equity that is converted into unvested equity of Dassault Systèmes will convert at a ratio equal to $92.25 divided by the volume weighted average price of Dassault Systèmes stock for the 10 business days ending on and including the third business day prior to the Closing.

Important Note: We are using an assumption for the volume weighted average price of Dassault Systèmes stock in these examples. This is not a guarantee or forward-looking promise of the value of the volume weighted average price of Dassault Systèmes stock. (For these examples, assumption of Dassault Système’s average stock price is $155.00)

Example #1: I have 100 unvested RSAs that have the following vesting schedule:
25%: Feb 12, 2020
25%: Feb 12, 2021
25%: Feb 12, 2022
25%: Feb 12, 2023

Calculation: # of unvested RSAs x ($92.25 / volume weighted average price of Dassault Systemes stock)

100 RSAs x ($92.25 / $155.00) = 60 Dassault Systèmes Restricted Stock Units (rounded to the nearest whole number of shares)
Vesting Schedule:
15 RSUs: Feb 12, 2020
15 RSUs: Feb 12, 2021
15 RSUs: Feb 12, 2022
15 RSUs: Feb 12, 2023

Example #2: I have 600 unvested RSUs remaining of a grant I received in Feb 2018. 3 years still remain of the 4 year vesting schedule:

Calculation: # of unvested RSUs x ($92.25 / volume weighted average price of Dassault Systemes stock)

600 RSUs x ($92.25 / $155.00) = 357 Dassault Systèmes Restricted Stock Units
Vesting Schedule:
119 RSUs: Feb 12, 2020
119 RSUs: Feb 12, 2021
119 RSUs: Feb 12, 2022

Unvested PSUs: Performance-based vesting conditions will no longer apply after the Closing. Given the limited number of employees with unvested PSUs, a separate communication will be provided to those individuals on how unvested PSUs will be converted into Dassault Systèmes Restricted Stock Units.

Additional Equity Questions:

Q. How will tax withholdings on my unvested/vested options and vested RSA/RSU/PSUs that are converting to cash be handled?

A.	Standard required tax withholdings will be deducted as applicable.

Q. Will the unvested/vested options and vested RSA/RSU/PSUs that are converting to cash be treated as short term or long term capital gains?

A.	Employees should consult with their tax advisor regarding the taxable treatment of their awards.

Q. How and when will I receive cash for any vested Medidata stock that I may own?

A.	We are still finalizing this process and will provide more details on the process and timing in the coming weeks.

Q. What happens if I have a vesting event right before close? Is Medidata going to reset the terms of my vest?

A.	For vesting dates prior to or following the Closing, your equity will vest according to its vesting schedule.

Q. Are we issuing new stock awards prior to the close?

A.
February is the time when Medidata typically makes new equity awards, so we do not expect to offer new equity awards prior to the anticipated closing date. For special situations that might occur prior to the Closing, we have a process in place to manage this.

Q. Can I sell my vested options and/or restricted stock awards/units prior to the Closing?

A.
Yes. Prior to the Closing, you are able to sell your vested options or shares in respect of your unvested RSAs, RSUs and PSUs as you normally would prior to this announcement. For those individuals on the restricted trading list, the normal ‘black out’ trading dates and preclearance requirements still apply. As always, you are required to comply with federal and state securities laws when trading Medidata stock, and you must not trade Medidata stock if you are in possession of material, non-public information about Medidata. If you have any questions regarding this, please contact the Legal department.

Q. What is the stock symbol of Dassault Systèmes?

A.	Dassault Systèmes is traded on the NYSE Euronext stock exchange under the symbol DSY.

Employee Stock Purchase Plan

Q. What will happen to Medidata’s ESPP?

A.
After the close of the Merger, Medidata will no longer be a publicly traded company, so our ESPP will come to an end. The current purchase period, which ends on June 30, 2019, will be the final purchase period.

Q. Will I be paid in cash for this final purchase period?

A.
No, the final purchase period of the ESPP program will be settled in shares of Medidata stock* as has been done in the prior purchase periods. (*Please note that employees in China that participate in the ESPP program do not receive shares but rather cash equivalent to the value of the shares.)

Q. Can I still join the ESPP now before the next purchase?

A.	No, employees not currently enrolled in the ESPP and contributing toward the purchase are no longer eligible to join the ESPP.

Q. Can I change my ESPP percentage election?
No. At this time, employees cannot make changes to contribution amounts.

Q. Can I discontinue my participation in the ESPP?
A. Yes. You may discontinue your participation in and withdraw your accumulated contributions from the ESPP.

Q. Can I sell my ESPP shares?

A.
Yes, you can sell your shares before the close. As always, you are required to comply with federal and state securities laws when trading Medidata stock, and you must not trade Medidata stock if you are in possession of material, non-public information about Medidata. If you have any questions regarding this, please contact the Legal department.

Q. What happens if I don’t sell my ESPP shares before the close?

A.	Any unsold ESPP shares will be converted to cash at an amount equal to the number of ESPP shares multiplied by $92.25 at the time of the Closing.

Important Additional Information and Where to Find It
In connection with the proposed merger, Medidata Solutions, Inc. (the “Company”) intends to file relevant materials with the Securities and Exchange Commission (the “SEC”), including a preliminary proxy statement on Schedule 14A. Following the filing of the definitive proxy statement with the SEC, the Company will mail the definitive proxy statement and a proxy card to each stockholder entitled to vote at the special meeting relating to the proposed merger. STOCKHOLDERS ARE URGED TO CAREFULLY READ THESE MATERIALS IN THEIR ENTIRETY (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER RELEVANT DOCUMENTS THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE TRANSACTION. The proxy statement and other relevant materials (when available), and any and all documents filed by the Company with the SEC, may be obtained free of charge at the SEC’s website (www.sec.gov) or at the Company’s website (https://investors.medidata.com) or by writing to the Corporate Secretary at 350 Hudson Street, 9th Floor, New York, New York 10014.
Participants in the Merger Solicitation
This document does not constitute a solicitation of proxy, an offer to purchase or a solicitation of an offer to sell any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended. The Company, its directors, executive officers and certain employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company in connection with the proposed merger. Information about the persons who may, under the rules of the SEC, be considered to be participants in the solicitation of the Company’s stockholders in connection with the proposed merger, and any interest they have in the proposed merger, will be set forth in the definitive proxy statement when it is filed with the SEC. Additional information regarding these individuals is set forth in the Company’s proxy statement for its 2019 annual meeting of stockholders, which was filed with the SEC on April 18, 2019, and its Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which was filed with the SEC on March 1, 2019. These documents may be obtained for free at the SEC’s website at www.sec.gov, and via the Company’s Investor Relations section of its website at www.medidata.com.
Cautionary Statement Regarding Forward-Looking Statements
This document may include “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements relating to the completion of the merger. In this context, forward-looking statements often address expected future business and financial performance and financial condition, and often contain words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “see,” “will,” “would,” “target,” similar expressions, and variations or negatives of these words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, such as statements about the consummation of the proposed merger and the anticipated benefits thereof. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause actual results to differ materially from those expressed in any forward-looking statements, including the failure to consummate the proposed merger or to make any filing or take other action required to consummate such merger in a timely matter or at all. The inclusion of such statements should not be regarded as a representation that any plans, estimates or expectations will be achieved. You should not place undue reliance on such statements. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, that: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger, including obtaining required regulatory approvals, may not be satisfied or waived on a timely basis or otherwise; (3) a governmental entity or a regulatory body may prohibit, delay or refuse to grant approval for the consummation of the merger and may require conditions, limitations or restrictions in connection with such approvals that can adversely affect the anticipated benefits of the proposed merger or cause the parties to abandon the proposed merger; (4) the merger may involve unexpected costs, liabilities or delays; (5) the business of the Company may suffer as a result of uncertainty surrounding the merger or the potential adverse changes to business relationships resulting from the proposed merger; (6) legal proceedings may be initiated related to the merger and the outcome of any legal proceedings related to the merger may be adverse to the Company; (7) the Company may be adversely affected by other general industry, economic, business, and/or competitive factors; (8) there may be unforeseen events, changes or other circumstances that could give rise to the termination of the merger agreement or affect the ability to recognize benefits of the merger; (9) risks that the proposed merger may disrupt current plans and operations and present potential difficulties in employee retention as a result of the merger; (10) risks related to diverting management’s attention from the Company’s ongoing business operations; (11) there may be other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all which may affect the Company’s business and the price of the common stock of the Company; and (12) the risks described from time to time in the Company’s reports filed with the SEC under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2018, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K and in other of the Company’s filings with the SEC. Such risks include, without limitation: possible fluctuations in our financial and operating results; our customer concentration; our ability to retain and expand our customer base or increase new business from those customers; our ability to continue to release, and gain customer acceptance of, new and improved versions of our products; the impacts of security breaches and data loss and our vulnerability to technology infrastructure failures; and integration activities, performance and financial impact of acquired companies. Consequences of material differences in results as compared with those anticipated in the forward-looking statements could include, among other things, business disruption, operational problems, financial loss, legal liability to third parties and similar risks, any of which could have a material adverse effect on the Company’s financial condition, results of operations, credit rating or liquidity. These risks, as well as other risks associated with the proposed merger, will be more fully discussed in the proxy statement that will be filed with the SEC in connection with the proposed merger. There can be no assurance that the merger will be completed, or if it is completed, that it will close within the anticipated time period or that the expected benefits of the merger will be realized. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which such statements were made. Except as required by applicable law, the Company undertakes no obligation to update forward-looking statements to reflect events or circumstances arising after such date.